Exhibit 10.24

Plasma Collection Station Assets Transfer Agreement

(Translated Copy)

Party A: Bureau of Health of Maonan Autonomous County

Legal Representative: Lan Qingxin

Address: Chengbei Development Area, Si En Town, Huan Jiang County

Business License No.: (Qi) 4527241300325

Approval Organization: Huan Jiang Maonan Autonomous County Administration for Industry and Commerce

Party B: Guang Xi Huan Jiang Missile Plasma Collection Co., Ltd (Huan Jiang Plasma Company)

Certificate No.: Gui Wei Yi Plasma Station Zi (2007) No.2

Legal Representative: Ge Sunyan

In order to comply with the spirit of the Joint Notice, [WeiYiFa no.118 (2006)] regarding the new measure on the Transformation of Plasma Collection Station and the successful transformation of Huan Jiang MaoNan Autonomous County Plasma Collection Station, Party A and Party B’s parent company Shandong Missile Biological Products Co., Ltd, which changed its name to Shandong Taibang Biological Products Co., Ltd, signed an agreement called, Huan Jiang County Plasma Collection Station Reform Agreement. With the consent of Huan Jiang Maonan Autonomous County local government, Party A shall transfer assets of Huan Jiang Maonan Autonomous County Plasma Collection Station to Party B. The transfer is based on mutual understanding that the transformed entity can better serve the purpose of preserving and improving the state-owned assets and better meet its long-term growth goals. The following are the details with regard to the assets transfer agreement.

I . The scope of assets transfer

Huan Jiang Maonan Autonomous County Plasma Collection Station shall transfer all the assets of the newly-built plasma collection situated in Cheng Bei Development District of Huan Jiang County to Party B, Assets to be transferred include accounts receivable, fixed assets and land etc. The details listing of all assets can be referred to the List of Assets and liabilities Transfer of Huan Jiang Maonan Autonomous County Plasma Collection Station.

II The price of assets transfer, liabilities transfer, settlement date and payment methods are as follow:

1. Asset Pricing

Party A agrees to transfer the assets shown on the List of Assets and Liabilities stipulated in clause I above to Party B at a consideration of RMB 5,521,000.

2. Liabilities Transfer

Party B shall assume the total liabilities of RMB52,000 shown on the books of Huan Jiang Maonan Autonomous County Plasma Collection Station as of July 31,2007.

3. Settlement Date and Payment Methods

(1).

The loan of RMB1,880,000 which Party B lent to Huan Jiang Maonan Autonomous County Plasma Collection Station before July 31, 2007 shall be set off and treated as the first installment immediately.

(2).

Party B shall pay the second installment at RMB 2,641,000.00 to Party A within five days after this agreement becomes effective.

(3).

Party B shall pay the remaining balance of RMB 1,000,000 within 5 days after the completion of transferring the relevant titles of land use right and property.

Party B shall remit the above mentioned amount to the account designated by Party A (the Enterprise Reform Account of Finance Bureau of Huan Jiang Maonan Autonomous County , the account number shall be supplied by Finance Bureau.)

III Assets Transfer Settlement Date and Methods

1.

Within 5 working days from the effective date of this agreement, Party A shall Page release the transferred assets shown on the List of Transferred Assets. Both parties shall count and sign the assets in the List upon confirmation of transfer.

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2.

Within two months from the payment of the second installment of RMB2,641,000, Party A shall be responsible for assisting Party B to apply for the transfer of titles of land use right and property. .

3.

Each Party shall be responsible to its own tax liabilities associated with the above mentioned asset transfer in accordance to the specific tax law and regulations. If there is such tax liabilities due resulting from ambiguous tax law and regulations, both parties shall equally share the liabilities.

IV     Others

1.

If Party B fails to pay Party A prescribed by the contract payment term, Party B shall pay a penalty of RMB500, 000 in additional to the original amount due.

2.

If Party A and the concerned government departments fail to assist Party B to obtain the relevant titles of the land use right and the transfer property within six months after the effective date of this agreement, Party B can deduct an amount of RMB500,000 from agreed unpaid balance due as a penalty. However, Party A and the concerned government departments still bear a responsibility to expedite the procedures to obtain the relevant titles of the land use right and the transfer property.

3.

From the effective date of this agreement, Party A bears no financial responsibilities of any transactions initiated by Party B.

4.

The List of Transferred Assets of Huan Jiang Maonan Autonomous County Plasma Collection Station serves an important part to this agreement, which shall be viewed equally effective from the legal prospective..

V .

Parties hereto may solve matters not mentioned herein through bilateral negotiations. Were there any unsolved disputes that is failed to be settled by negotiations, each party has a right to file a lawsuit against other party.

VI .

This agreement shall be effective on the date when it has been signed and chopped by both Parties. Each party and Finance Bureau of Huan Jiang Maonan Autonomous County shall hold one set of the agreement.

Party A: Bureau of Health of Maonan Autonomous County

Legal Representative: Lan Qingxin

Party B: Guang Xi Huan Jiang Missile Plasma Collection Co., Ltd.

Legal Representative: Ge Sunyan

Address: Conference Room of Bureau of Health of Maonan Autonomous County

August 5, 2007

Attachment: List of Transferred Assets